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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):   December 19, 2003
                                                    -----------------

                   THE HARTFORD FINANCIAL SERVICES GROUP, INC.
                   -------------------------------------------
             (Exact name of registrant as specified in its charter)

          Delaware                    001-13958                13-3317783
----------------------------        -------------           ------------------
(State or other jurisdiction         (Commission              (IRS Employer
     of Incorporation)               File Number)           Identification No.)


      The Hartford Financial Services Group, Inc.
      Hartford Plaza
      Hartford, Connecticut                                  06115-1900
      --------------------------------------------          --------------
            (Address of principal executive offices)          (Zip Code)


Registrant's telephone number, including area code: (860) 547-5000
                                                    -------------------
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Item 5. Other Events.

On December 19, 2003, The Hartford Financial Services Group, Inc. announced that it has agreed to a global settlement of all claims arising out of its historical insurance relationship with Mac Arthur Company and its subsidiary Western MacArthur Company. The agreement calls for The Hartford to pay $1.15 billion during the first quarter of 2004 in full and final satisfaction of all claims by Mac Arthur or asbestos claimants against Mac Arthur.

The agreement is subject to several conditions, including bankruptcy court approval and the final confirmation of a bankruptcy plan of reorganization for Mac Arthur granting The Hartford a channeling injunction against any further direct or indirect liability for asbestos-related claims against Mac Arthur. Until all conditions have been met, all payments will be held in escrow, and thereafter will be paid into a bankruptcy trust for the benefit of present and future Mac Arthur asbestos claimants. The Hartford expects the settlement agreement to achieve full and complete finality for The Hartford with respect to all exposures related to Mac Arthur. The cost of the settlement will be funded from The Hartford's existing reserves.



                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                   THE HARTFORD FINANCIAL SERVICES GROUP, INC.


Date: December 22, 2003            By:  /s/ NEAL S. WOLIN
                                        ------------------------------------
                                        Name:  Neal S. Wolin
                                        Title: Executive Vice President and
                                               General Counsel